Exhibit 99.1

Sarissa Capital Acquisition Corp. Receives Expected Notification From Nasdaq Related To Delayed Quarterly Report

Greenwich, Connecticut, May 28, 2021 – Sarissa Capital Acquisition Corp. (NASDAQ: SRSA) (the “Company”), today announced it received a notice on May 28, 2021 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1). The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the Nasdaq Capital Market, subject to the Company’s compliance with other applicable continued listing requirements.

As previously disclosed in the Current Report on Form 8-K filed by the Company on May 21, 2021 (the “Form 8-K”), on April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the U.S. Securities and Exchange Commission (the “SEC”) issued a statement (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies. Specifically, the Statement focused on certain settlement terms and provisions that are similar to those contained in the warrant agreement relating to the Company’s outstanding warrants entered into in connection with the Company’s initial public offering (the “IPO”). In light of the Statement, the Company’s management reevaluated the accounting treatment of (i) the 6,666,667 redeemable warrants that were included in the units issued by the Company in its IPO and (ii) the 3,333,333 redeemable warrants that were issued to the Company’s sponsor and the 666,667 redeemable warrants that were issued to the IPO underwriter, in each case in a private placement that closed concurrently with the closing of the IPO (collectively, the “Warrants”), and determined to classify the Warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. While the Company has not generated any operating revenues to date and will not generate any operating revenues until after completion of its initial business combination, at the earliest, the change in fair value of the Warrants is a non-cash charge and will be reflected in the Company’s statement of operations.

As previously reported in the Form 8-K, on May 19, 2021, the Company’s management, after consultation with the audit committee of the board of directors of the Company, concluded that, in light of the Statement, it is appropriate to restate the Company’s previously issued (1) audited balance sheet, dated October 23, 2020, included in the Form 8-K that was filed on October 29, 2020, and (2) the Company’s audited financial statements for the year ended December 31, 2020, and for the period from August 12, 2020 (inception) through December 31, 2020, included in the Annual Report on Form 10-K that was filed on March 31, 2021 (the “Relevant Periods”). The Company will file an amendment to its Annual Report on Form 10-K as of December 31, 2020 (the “Amended Annual Report”), which will include the restated audited financial statements for the Relevant Periods.

Given the scope of the process for evaluating the impact of the Statement on the Company’s financial statements and the Company’s management’s focus on preparing the Amended Annual Report containing restated financial statements for the Relevant Periods, the Company was unable to complete and file the Quarterly Report by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Amended Annual Report and the Quarterly Report as soon as reasonably practicable.

The notice advises that under Nasdaq rules, the Company now has 60 calendar days from the date of the notice to submit a plan to regain compliance with Nasdaq’s continued listing requirements. If Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the filing due date, or until November 15, 2021, to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements”, including with respect to the Amended Annual Report, the Quarterly Report and the Company’s compliance with the Nasdaq listing rules. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk factors” section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Sarissa Capital Acquisition Corp.

Sarissa Capital Acquisition Corp. (the “Company”) is a new blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s sponsor, Sarissa Capital Acquisition Sponsor LLC, was capitalized by investment funds managed by Sarissa Capital Management LP, which was founded by Alex Denner, Ph.D. While the Company may pursue an acquisition opportunity in any industry or sector, it intends to focus on the healthcare industry in the United States and other developed countries.

Contact

Eric Vincent

Sarissa Capital Acquisition Corp.

203-302-2460

Media Contacts:

Steve Bruce / Taylor Ingraham

ASC Advisors

203-992-1230

sbruce@ascadvisors.com / tingraham@ascadvisors.com